 EXHIBIT 23.2

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Critical Digital Data, Inc., I hereby consent to the incorporation by reference in this Form S-1 Statement of my report, relating to the  audited  financial  statements and financial statement schedules of Critical Digital Data, Inc. as of September 30, 2008 and the related statement of operations, stockholders’ equity and cash flow for the year ended September 30, 2008.  My audit report is dated December 2, 2008.

/s/ Hawkins Accounting
Los Angeles, California December 4, 2008